UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   January 15, 2015

PROS Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		(713) 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, PROS Holdings, Inc. (the “Company”) announced that Stefan Schulz has agreed to join the Company as its Chief Financial Officer on or before March 16, 2015.

Mr. Schulz, 48, is currently with Digital River, Inc., a leading provider of global Commerce-as-a-Service solutions, where he has served as Chief Financial Officer since July 2011. Mr. Schulz is responsible for Digital River’s global accounting, finance, tax, corporate development and investor relations activities. Prior to joining Digital River, Mr. Schulz spent six years with Lawson Software, an enterprise resource planning software, where he served as senior vice president, Chief Financial Officer and Chief Accounting Officer. Mr. Schulz holds a B.B.A. in Accounting from Lamar University.

There are no family relationships between Mr. Schulz and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Schulz or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

On January 15, 2015, the Company, through its wholly owned subsidiary, PROS, Inc., entered into an offer letter (the “Offer Letter”) with Mr. Schulz to become effective as the commencement of his employment with the Company. Pursuant to the Offer Letter, Mr. Schulz will be entitled to an annual base salary of $350,000 and is eligible for an annual bonus of $280,000 upon achievement of targets specified by the Company’s Board of Directors. Mr. Schulz will be eligible for an annual performance bonus equal of up to 160% of his base salary and will receive a one-time relocation bonus of $100,000. Subject to the approval of the Compensation Committee of the Board of Directors (the "Compensation Committee") Mr. Shulz will receive 82,500 restricted stock units and 27,500 market stock units. The Company also anticipates entering into an employment agreement with Mr. Shulz, pending Compensation Committee approval.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also intends to enter into the Company’s standard indemnification agreement for officers and directors with Mr. Schulz. This agreement requires the Company, among other things, to indemnify the Company’s director or officer against specified expenses and liabilities, such as attorneys' fees, judgments, fines and settlements paid by the indemnitee in connection with any action, suit or proceeding arising out of the indemnitee's status or service as the Company’s director or officer, and to advance expenses incurred by the indemnitee in connection with any proceeding against the indemnitee with respect to which the indemnitee may be entitled to indemnification by the Company. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on SEC Form 8-K filed with the Securities and Exchange Commission on August 21, 2013 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

10.1	Offer Letter by and between PROS, Inc. and Stefan Schulz, dated as of January 15, 2015.

99.1	Press release of PROS Holdings, Inc. dated as of January 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: January 16, 2015

/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary

EXHIBIT INDEX

10.1	Offer Letter by and between PROS, Inc. and Stefan Schulz, dated as of January 15, 2015.

99.1	Press release of PROS Holdings, Inc. dated as of January 16, 2015.